RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
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                                     Variable Products Customer Service Center
                                                           1475 Dunwoody Drive
                                                       West Chester, PA  19380

                           CHANGE OF NAME ENDORSEMENT

The Contract/Certificate to which this endorsement is attached is amended as follows:

         The corporate name of the insurer providing coverage under the Contract/Certificate has been changed to RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK.

         Wherever the name First Golden American Life Insurance Company of New York appears, it is changed to be RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK.

         The Home Office address of ReliaStar Life Insurance Company of New York is: 1000 Woodbury Rd., Woodbury, NY 11797.

In all other respects, the Contract/Certificate is unchanged.

                             /S/ Paula Cludray-Engelke

                             Secretary

FG-RA-1097